Coya Therapeutics, Inc. Provides Business Update and Reports Q1 2023 Unaudited Financial Results

HOUSTON--(BUSINESS WIRE)-- Coya Therapeutics, Inc. (Nasdaq: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics and cell therapies intended to enhance the function of Regulatory T Cells (Tregs), today announced its financial results for the first quarter ended March 31, 2023, and provided a clinical and business update.

Q1 2023 and Recent Highlights (Unaudited)

•
Announced positive results from a proof-of-concept, open-label academic clinical study of COYA 302 in Amyotrophic Lateral Sclerosis (ALS) illustrating halting of disease progression at 24 weeks with minimal decline at 48 weeks. Study data were presented at the 2023 Muscle Dystrophy Association Conference;
•
Announced the presentation of results from an academic clinical study in eight patients with mild to moderate Alzheimer’s Disease (AD) with Coya’s COYA 301, its proprietary investigational biologic, evaluating its safety and tolerability, biological activity, blood biomarkers and preliminary efficacy. The presentation will be made at the 2023 Keystone Symposia Neurodegeneration: Biology Guiding the Next Generation of Therapeutic Development, to be held at Whistler, British Columbia, Canada from May 15-19th, 2023;
•
Appointed Arun Swaminathan, Ph.D. as Chief Business Officer, who negotiated significant licensing transactions with two top-ten global pharmaceutical companies while at Alteogen, Inc.;
•
Entered into a worldwide agreement with Dr. Reddy’s Laboratories Limited. (Dr. Reddy’s)(NYSE: RDY), whereby Coya in-licensed Dr. Reddy’s proposed Abatacept biosimilar, for the development of Coya 302 the Company’s combination product candidate for the treatment of certain neurodegenerative diseases, and out-licensed to Dr. Reddy’s, COYA 301, the Company’s low dose Interleukin 2 (IL-2) product candidate to permit the commercialization by Dr. Reddy’s of Coya 302 in territories not otherwise granted to Coya;
•
Expanded its exclusive worldwide licensing agreement with ARScience Biotherapeutics for the development and commercialization of COYA 301;
•
Reported preclinical data in an animal model of Alzheimer’s disease supporting the role of expanded Regulatory T Cells (Tregs) as a target for development of potential disease modifying treatments for this form of dementia;
•
Closed an Initial Public Offering of common stock and warrants on January 3, 2023 and overallotment option on January 25, 2023, for aggregate gross proceeds of approximately $16.4 million and net proceeds of $14.1 million.

“In Q1, we were pleased to report promising positive clinical data for Coya 302, illustrating that this biologic combination halted disease progression in ALS patients at 24 weeks with minimal decline at 48 weeks,” stated Howard Berman, Ph.D., Chief Executive Officer of Coya. “Subsequent to quarter end, we bolstered our leadership team with the addition of an accomplished Chief Business Officer, Arun Swaminathan, Ph.D. We are excited about the potential for Arun to unlock attractive business development alliances and strategic transactions. We also announced an upcoming presentation in Alzheimer’s Disease (AD) data with COYA 301 at the 2023 Keystone Symposia on Neurodegeneration to be held from May 15 – 19 that we believe may further illustrate the potential benefit of enhancing Tregs in dementia. Looking ahead, we’re excited to deliver more data and execute on milestones to maximize shareholder value,” concluded Dr. Berman.

Anticipated Events and Milestones:

Treg-Enhancing / T Effector and Macrophage Depleting Biologics Combination

COYA 302* for neurodegenerative diseases:

*Proof-of concept clinical data in Amyotrophic Lateral Sclerosis (ALS) has been generated in an investigator-initiated study (IIT) conducted at Houston Methodist Hospital. POC data was presented March 21, 2023.

Dates of Anticipated Milestones:

H2 2023- File IND and initiate well powered and randomized phase 2 trial in ALS patients

H2 2023- Publication of peer-reviewed article on proof of concept IIT POC data

H2 2023- Publication of biomarker data documenting correlative markers associated with Treg therapies in ALS

Treg-Enhancing Biologic

COYA 301

Proof of concept clinical data in eight patients with mild to moderate Alzheimer’s Disease (AD) evaluating its safety and tolerability, biological activity, blood biomarkers and preliminary efficacy has been generated via an investigator-initiated study conducted at Houston Methodist Hospital

May 2023- Results of the proof of concept study in AD will be presented at the Keystone Conference ‘Neurodegeneration: New Biology Guiding the Next Generation of Therapeutic Development’ in Whistler, B.C. Canada

July 2023- Results of the proof of concept study in AD will be presented at the Alzheimer’s Association International Conference (AAIC) in Amsterdam, Netherlands

Antigen-Directed Allogeneic Treg-Derived Exosomes
COYA 206 for undisclosed indications: target and cargo validation (H2 2023).

Financial Results (Unaudited)

As of March 31, 2023, Coya had cash and cash equivalents of $16.3 million.

Research and development (R&D) expenses were $1.2 million for the quarter ended March 31, 2023, compared to $1.0 million for the quarter ended March 31, 2022. The change in research and development expense of approx. $0.2 million was primarily due to increasing Coya’s clinical trial expenses as well as an increase in employee headcount to support the Company’s continued trials. The Company believes that R&D spending in 2023 will increase over 2022 spending levels and will be focused primarily on advancing COYA 301 and 302.

General and administrative expenses were $1.7 million for the quarter ended March 31, 2023, and $0.7 million for the quarter ended March 31, 2022, a change of approximately $1.0 million. The change was primarily due to an increase in personnel related expenses due to increases in employee headcount and an increase in professional fees and consulting fees as the Company expanded its operations. The Company expects general and administrative costs to continue to grow in 2023 as Coya expands its business development activities as well as incurs additional costs associated with being a public company including higher expense for investor and public relations, director and officer insurance, and audit and compliance.

Net loss was $2.7 million for the quarter ended March 31, 2023, compared to net loss of $1.7 million for the quarter ended March 31, 2022. Net loss reflects the changes in operating expenses discussed above as well as $0.2 million of other income for the quarter ended March 31, 2023, principally interest, earned on the Coya’s cash balances.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$16,320,288	$5,933,702
Prepaids and other current assets	1,011,969	1,251,264
Total current assets	17,332,257	7,184,966
Fixed assets, net	86,470	93,310
Deferred financing costs	-	1,117,290
Total assets	$17,418,727	$8,395,566

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$541,752	$1,815,270
Accrued expenses	724,687	2,008,361
Total current liabilities	1,266,439	3,823,631
Convertible promissory notes	-	12,965,480
Total liabilities	1,266,439	16,789,111

Stockholders' equity (deficit):
Series A convertible preferred stock, $0.0001 par value: 10,000,000 shares authorized, none and 7,500,713 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	-	8,793,637
Common stock, $0.0001 par value; 200,000,000 shares authorized; 9,947,915 and 2,590,157 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	996	259
Additional paid-in capital	36,756,301	681,106
Accumulated deficit	(20,605,009)	(17,868,547)
Total stockholders' equity (deficit)	16,152,288	(8,393,545)
Total liabilities and stockholders' equity (deficit)	$17,418,727	$8,395,566

CONDENSED UNAUDITED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$1,231,712	$978,804
General and administrative	1,661,544	717,524
Depreciation	6,840	4,033
Total operating expenses	2,900,096	1,700,361
Loss from operations	(2,900,096)	(1,700,361)
Other income (expense):
Other income (expense), net	163,634	(3,017)
Net loss	$(2,736,462)	$(1,703,378)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.28)	$(0.66)
Weighted-average shares of common stock outstanding, basic and diluted	9,721,847	2,590,098

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to a sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system. Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy. Coya’s 300 Series product candidates, COYA 301 and COYA 302, are biologic therapies intended to enhance Treg function and expand Treg numbers. COYA 301 is a cytokine biologic for subcutaneous administration intended to enhance Treg function and expand Treg numbers in vivo, and COYA 302 is a biologic combination for subcutaneous and/or intravenous administration intended to enhance Treg function while depleting T effector function and activated macrophages. These two mechanisms may be additive or synergistic in suppressing inflammation. For more information about Coya, please visit www.coyatherapeutics.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact
David Snyder
david@coyatherapeutics.com

Hayden IR
James Carbonara
(646)-755-7412
James@haydenir.com

Media Contact
Jessica Starman
media@coyatherapeutics.com